Exhibit 10.2

Execution Version

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 25, 2022, by and between Ventoux CCM Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, on November 10, 2021, the Company entered into a definitive agreement with E la Carte, Inc., a Delaware corporation (“Presto”), and the other parties thereto (as subsequently amended), providing for the combination of the Company and Presto (as amended, the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to the consummation of the Transaction, that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, substantially concurrently with the execution of the Transaction Agreement or prior to the closing date of the Transaction (the “Closing Date”), the Company entered into or will enter into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other accredited investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement (other than with respect to (t) the amounts, price and types of the Company’s securities to be subscribed for and purchased by the Other Subscribers and any terms relating to such other types of the Company’s securities, (u) certain fees payable by Presto to and certain board observer rights granted to Silver Rock Contingent Credit Fund LP, Silver Rock Tactical Allocation Fund LP, Lake Vineyard Fund LP and Silver Rock Empire Fund LP and their affiliates (collectively, “Silver Rock”), (v) the purchase of Common Stock from the Sponsors (as defined herein), (w) certain rights to nominate a member of the Company’s board of directors after and contingent upon the Closing, (x) certain closing conditions in the Other Subscription Agreements relating to the Notes (as defined below)and certain representations related to the payment of expenses in the Transaction, (y) (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber and (ii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity and (z) certain registration rights), pursuant to which such investors shall agree or have agreed to purchase on the Closing Date, as applicable (i) shares of Common Stock, at the Per Share Price and (ii) the Company’s convertible senior notes due 2026 (the “Notes”) and related warrants (the “Warrants”) to purchase shares of Common Stock (together with the Subscribed Shares, the “Aggregate Subscribed Securities”); and

WHEREAS, William Blair & Company, L.L.C. (“William Blair”), Truist Securities, Inc. (“Truist”) and Chardan Capital Markets, LLC (“Chardan”) are acting as placement agents to the Company in connection with the issuance and sale of Common Stock to Other Subscribers.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. Subject to the terms of this Subscription Agreement, the consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date immediately prior to or substantially concurrently with the consummation of the Transaction.

b. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber. Subscriber shall deliver to the Company, no later than one (1) Business Day prior to the Closing Date as set forth in the Closing Notice, (a) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing and (b) such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber at the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than one (1) Business Day thereafter) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber and any book entries shall be deemed cancelled. Subscriber shall not be required to deliver to the Company on more than two (2) occasions, the Purchase Price pursuant to a Closing Notice. Notwithstanding such return or cancellation, a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

c. The Closing shall be subject to the satisfaction or valid waiver in writing by each of the parties hereto (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, or Subscriber, on the other, of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Common Stock for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and the Subscribed Shares shall have been approved for listing on The Nasdaq Stock Market LLC (“NASDAQ”), subject to official notice of issuance;

(ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived, and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)); and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have a Company Material Adverse Effect).

d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than (x) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and (y) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Closing.

e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than (x) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and (y) representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) there shall have been no amendment, waiver or modification to the Transaction Agreement after the date hereof that materially and adversely affects the Company or the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent;

(iv) the Company shall not have entered into any Other Subscription Agreement relating to Common Stock with a lower Per Share Price or other terms (economic or otherwise) more favorable to such Other Subscriber than as set forth in this Subscription Agreement, other than with respect to (a) the amounts, price and types of the Company’s securities to be subscribed for and purchased by the Other Subscribers and any terms relating to such other types of the Company’s securities, (b) certain fees payable by Presto to and certain board observer rights granted to Silver Rock, (c) the purchase of Common Stock from the Sponsors, (d) certain rights to nominate a member of the Company’s board of directors after and contingent upon the Closing, (e) certain closing conditions in the Other Subscription Agreements relating to the Notes and certain representations related to the payment of expenses in the Transaction, (f) (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber and (ii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity and (g) certain registration rights;

(v) there has not occurred a Company Material Adverse Effect; and

(vi) the Company shall not have received any consideration from any Other Subscriber that is not otherwise contemplated in such Other Subscription Agreement as in effect as of the date hereof in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Other Subscriber in a manner that is more favorable than the Subscriber, or (ii) to treat the Subscriber in a manner that is less favorable than any Other Subscriber; provided, however, that the determination of whether the Subscriber has been treated more or less favorably than any Other Subscriber shall disregard any other securities (other than the Subscribed Shares) of the Company purchased by the Subscriber or Other Subscriber, respectively.

f. Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

g. For the avoidance of doubt, the Closing shall not be subject to Company’s consummation of the transactions pursuant to the Other Subscription Agreements.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement; and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, (A) would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis) or (B) would prevent, materially delay or materially impede the performance by the Company or its subsidiaries of their respective obligations under this Subscription Agreement, including the sale of the Subscribed Shares, the Transaction Agreement or the consummation of the Transaction.

b. As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

e. Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Nasdaq Stock Market) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws; (ii) the filing of a shelf registration statement pursuant to Section 6 below; (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (“Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable; (iv) those required by the Nasdaq Stock Market, including with respect to obtaining shareholder approval; (v) those required to consummate the Transaction as provided under the Transaction Agreement; (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable; (vii) such as have been or will have been obtained, made or given on or prior to the Closing Date, and (viii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

f. As of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The description of the business and financial information of Presto set forth in the presentation dated April 2022 (the “Investor Presentation”) made available to the undersigned prior to the execution of this Subscription Agreement, and as amended through the Closing Date, shall be consistent in all material respects with the description of the business and financial information of Presto described or included in the definitive proxy statement of the Company filed in connection with the approval of the Transaction by the stockholders of the Company. Notwithstanding the foregoing, with respect to the proxy statement/prospectus filed or to be filed by the Company with respect to the Transactions or any other information relating to the Transactions or to Presto or any of its affiliates included in any SEC Report or filed as an exhibit thereto, the representation and warranty in this sentence is made to the Company’s knowledge.

g. As of the date hereof and as of immediately prior to the Closing, the authorized share capital of the Company consists of 50,000,000 shares of Common stock and 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized share capital of the Company will consist of 180,000,000 shares of Common Stock and 1,500,000 Preferred Shares. As of the date hereof and as of immediately prior to the Closing: (i) 1,255,018 shares of Common Stock (excluding shares of Common Stock that are owned by the Sponsors and other insiders of the Company (the “Founder Shares”)), 4,312,500 Founder Shares and no Preferred Shares were issued and outstanding; (ii) 17,250,000 public warrants, each exercisable to purchase one-half of one share of Common Stock at $11.50 per full share and 6,675,000 private placement warrants, (including 900,000 private placement warrants that will be cancelled at the Closing Date) each exercisable to purchase one share of Common Stock at $11.50 per full share (together “Warrants”), were issued and outstanding; (iii) 17,250,000 rights, each right entitling the holder to receive one-twentieth of one share of common stock upon the consummation of the Transaction; and (iv) no Common Stock was subject to issuance upon exercise of outstanding options. As of the date hereof, the Company has no outstanding long-term indebtedness for borrowed money that is or would be required to be recognized as a long-term liability in accordance with generally accepted accounting principles (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering and/or warrant liability accounting treatment of the Company’s private placement warrants and/or public warrants) and will not have any long-term indebtedness for borrowed money that is or would be required to be recognized as a long-term liability in accordance with generally accepted accounting principles immediately prior to and as of the Closing (other than indebtedness disclosed in the SEC Reports or the Company’s registration statement on Form S-4 (No. 333-263516), as amended, prior to the Closing Date) and all outstanding convertible promissory notes heretofore issued by Presto will have been converted into Common Stock pursuant to the terms of the Transaction Agreement as of the Closing. Immediately following the Closing, (i) 2,779,187 Founder Shares (including 90,000 Founder Shares not held by the Sponsors) and 6,675,000 private placement warrants (including 900,000 private placement warrants that will be cancelled at the Closing Date) will be fully vested, (ii) 444,500 Founder Shares are subject to vesting pursuant to the vesting provisions set forth in that certain Amended and Restated Sponsors Support Agreement dated July 25, 2022 and (iii) the public warrants will have an exercise price of $8.21. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to (i) this Agreement, (ii) the Other Subscription Agreements, (iii) the Transaction Agreement, or (iv) any agreement(s) that the Company may enter into with third parties for the purpose of recapturing or reducing the shares of Common Stock redeemed by public shareholders, (such agreement(s), the “Forward Purchase Agreement”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on December 30, 2020 pursuant to which the Company’s sponsor and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, (B) as contemplated by the Transaction Agreement and (C) the Forward Purchase Agreement. With the exception of the Warrants, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the securities to be issued pursuant to any Other Subscription Agreement. Subscriber understands and acknowledges the Sponsors may from time to time enter into various agreements relating to the transfer of the Founder Shares and private placement warrants in furtherance of the Transaction, and that such agreements shall not be in violation of this Subscription Agreement so long as the aggregate number of outstanding Founder Shares or private placement warrants do not increase, the Sponsors shall promptly notify Subscriber if the aggregate number of Founder Shares or private placement warrants decrease as a result of such agreements.

h. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, investigation, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or any of its directors or officers in their capacities as such or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company or any of its directors or officers in their capacities as such.

i. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of Exchange Act, and are listed for trading on the Nasdaq Stock Market under the symbol “VTAQ.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Nasdaq Stock Market or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the Nasdaq Stock Market. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act. The Company has filed a listing application with NASDAQ for the Subscribed Shares and such application has been, or prior to Closing will be, approved by NASDAQ.

j. Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Nasdaq Stock Market.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

l. No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

m. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, the Company is, and has been since its inception, in compliance with all laws applicable to the conduct of the business of the Company. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

n. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Subscribed Shares not being exempt from the registration requirements of Section 5 of the Securities Act.

o. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a material adverse effect, and to the Company’s knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses or other authority.

p. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated thereby, or that might result, if determined adversely to the Company, in a material adverse effect, or in any material change in the current equity ownership of the Company.

q. To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all (a) patents, patent applications and inventions; (b) trademarks, service marks, trade names, trade dress, logos, domain names or corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; (d) computer software, data, and databases and documentation thereof; (e) trade secrets and other confidential information; and (f) licenses, information and proprietary rights and processes necessary for its business as now conducted. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

r. The Company has not entered into any subscription agreement, side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company other than (i) the Transaction Agreement, (ii) any agreement or arrangement contemplated by the Transaction Agreement, which for the avoidance of doubt, includes the Forward Purchase Agreement, (iii) as disclosed in the Company’s filings with the Commission and (iv) the Other Subscription Agreements. The Other Subscription Agreements reflect terms with respect to the purchase of the Notes that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement other than such Other Subscription Agreements containing any of the following: (t) the amounts, price and types of the Company’s securities to be subscribed for and purchased by the Other Subscribers and any terms relating to such other types of the Company’s securities, (u) certain fees payable by Presto to and certain board observer rights granted to Silver Rock, (v) the purchase of Common Stock from the Sponsors, (w) certain rights to nominate a member of the Company’s board of directors after and contingent upon the Closing, (x) certain closing conditions in the Other Subscription Agreements relating to the Notes and certain representations related to the payment of expenses in the Transaction, (y) (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber and (ii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity and (z) certain registration rights.

s. The Company will work with Presto to take reasonable steps to negotiate with their service providers to reduce their respective transaction expenses to an aggregate of $7,000,000 to be paid at the consummation of the Transaction.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

d. Subscriber is an “accredited investor” (within the meaning of Rule 501 under the Securities Act) satisfying the applicable requirements set forth on Annex A; (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501 under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber has provided to the Company prior to the date of this Subscription Agreement true and correct copies of such documents that verify its status as an “accredited investor,” which documents may include, but are not limited to, bank statements, brokerage statements, Form W-2s, Form 1040s, Form 1099s, Schedule K-1 to Form 1065, and any other documents that the Company may reasonably request, in each case, for the years ended December 31, 2020 and December 31, 2021, respectively.

e. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

f. Each book entry for the Subscribed Shares shall contain a notation, and each certificate (if any) evidencing the Subscribed Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(C) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN THE SUBSCRIPTION AGREEMENT, DATED AS OF JULY 25, 2022, THE TERMS OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

g. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

h. Subscriber agrees that none of the William Blair, Truist or Chardan, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to Subscriber pursuant to this Subscription Agreement. On behalf of itself and its affiliates, Subscriber releases each of William Blair, Truist or Chardan in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

i. In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants set forth herein. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction (including Presto and their respective subsidiaries (collectively, the “Acquired Companies”)). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that none of William Blair, Truist or Chardan, nor any respective affiliates of William Blair, Truist or Chardan have provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. None of William Blair, Truist or Chardan nor any of their respective affiliates have made or make any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares. Each of William Blair, Truist or Chardan has acting solely as a placement agent to the Company with respect to the Other Subscription Agreements and is not acting as an underwriter or in any other capacity or as a fiduciary for the Company or any other person or entity in connection with the Transaction and none of William Blair, Truist or Chardan or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Subscribed Shares. Subscriber acknowledges that William Blair, Truist or Chardan and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company.

j. Subscriber agrees and acknowledges that (i) as of the date hereof, Subscriber has had no contact, whether oral or in writing, with any of William Blair, Truist or Chardan with respect to the Transaction, including this Subscription Agreement and (ii) the Company represents and warrants that the Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

l. Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

m. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

n. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

o. As of the date hereof, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Agreement.

p. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and none of the acquisition, holding and/or transfer or disposition of the Subscribed Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.

q. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(a).

r. Subscriber acknowledges and understands that the Subscribed Shares are, and following the Closing will be, subject to Transfer Restrictions. For purposes of this Section 4(r), the term “Transfer Restrictions” means a condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Subscribed Shares under any organizational document, policy or agreement of, by or with the Company, including the restrictions on transfer described in Section 4(e) of this Subscription Agreement with respect to the status of the Subscribed Shares as “restricted securities” pending their registration for resale under the Securities Act, and described in Section 5 of this Subscription Agreement with respect to an eighteen (18) month lock-up, in accordance with the terms of this Subscription Agreement.

5. Restriction on Transfer of Subscribed Shares. Until the date that is eighteen (18) months after the Closing Date, the Subscriber shall not be permitted to, voluntarily or involuntarily, sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Subscribed Shares or otherwise agree to do any of the foregoing, (b) deposit any of such shares of Common Stock into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any such shares of Common Stock, or (d) make any public announcement of any intention to take any of the foregoing actions, in each case, without the prior written consent of the Company; provided, that any transfer to an affiliate of the Subscriber that complies with the terms hereof shall not require such consent of the Company. Notwithstanding anything to the contrary contained herein, each transferee of such shares of Common Stock shall, on or prior to the date of this Agreement or (if later) the date that it first acquires any such shares of Common Stock, deliver to the Company a valid and duly completed IRS Form W-9 (and, for the avoidance of doubt, at all times during which a person is holder of such Common Stock, such person shall (i) have delivered to the Company such a valid and duly completed IRS Form W-9; and (ii) be eligible to deliver a valid and duly completed IRS Form W-9 to the Company).

6. Registration of Subscribed Shares. On the Closing Date, the Company and Subscriber shall execute the registration rights agreement, in substantially the form attached as Exhibit C to the Transaction Agreement (the “Registration Rights Agreement”), pursuant to which the Company shall agree to register the resale of all of the Common Stock then held by Subscriber in accordance with the terms provided therein. Upon execution and delivery of the Registration Rights Agreement by the Subscriber, Subscriber and each permitted transferee of any such share of Common Stock that receives such Common Ssstock in compliance with the restrictions on transfer contained in and pursuant to the Registration Right Agreement shall have the rights of a “Holder” therein, and all of the Common Stock then owned by Subscriber shall constitute “Registrable Securities” under the Registration Rights Agreement.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the Company and Subscriber to terminate this Subscription Agreement; (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; or (d) the “Termination Date” as defined in the Transaction Agreement (as such Termination Date may be amended or extended from time to time) (the “Termination Date”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

8. Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company; and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 8 shall be deemed to limit (x) any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by Subscriber of its shares of public Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement or (y) any Subscriber’s recourse against assets held outside of the Trust Account or held by the post-Closing combined entity. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Subscribed Shares pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise.

9. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient; (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 9(a); (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

b. Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

h. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, that, this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Company and Subscribers then holding a majority of the Aggregate Subscribed Securities then committed to be purchased at the Closing by (or, if after the Closing, then held by) all Subscribers (the “Required Subscribers”). Upon the effectuation of such waiver, modification, amendment or termination with the consent of the Required Subscribers in conformance with this Section 9(h), such amendment, modification, waiver or termination shall be binding on all Subscribers and effective as to all of the Subscription Agreements. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) no amendment, modification or waiver shall be effective against any Subscriber unless such amendment, modification or waiver applies to all Subscribers equally; (ii) any amendment, modification or waiver that has a disproportionate effect on a Subscriber (considered apart from any disproportionate effect owing to the number of Subscribed Shares held by such Subscriber), shall require the consent of such Subscriber; (iii) any amendment to Section 3(e), Section 6, or Section 7 (to amend the definition of Termination Date) or this Section 9(h) of this Subscription Agreement; and (iv) any amendment, modification or other change that alters the Per Share Price, the Purchase Price, or the number of Subscribed Shares shall require the consent of the undersigned Subscriber.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

n. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

o. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

p. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

q. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

r. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

s. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non- public information received from the Company or any of its officers, directors or employees. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under Nasdaq Stock Market regulations, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

t. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

u. Following the Closing Date, Company shall hold regular quarterly conference calls to discuss the company’s financial results during the previous quarter.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

VENTOUX CCM ACQUISITION CORP.

By:	/s/ Edward Scheetz
Name: Edward Scheetz
Title: Chairman and Chief Executive Officer

Address for Notices:

1 East Putnam Avenue, Floor 4

Greenwich, CT

[Signature Page to Ventoux CCM Acquisition Corp Subscription Agreement]

SUBSCRIBER:

Print Name:	Presto CA LLC

By:	/s/ Joseph McCoy
Name:	Joseph McCoy
Title:	Authorized Signatory

Address for Notices:

222 N. Canal Street
Third Floor Chicago, IL 60606
Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:	6,593,687
Price Per Subscribed Share:	$7.58
Aggregate Purchase Price of Subscribed Shares:	$50,000,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Ventoux CCM Acquisition Corp Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

B.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests or one of the following tests; or

☐	Any entity of a type not listed above and not formed for the specific purpose of acquiring the securities offered that owns investments in excess of $5,000,000.

[Specify which tests:     ]

SUBSCRIBER:

Print Name:

By:
Name:
Title: